Exhibit 99.1

Rightscorp Reports First Quarter 2014 Financial Results

Company Delivers 284% Year-Over-Year Revenue Growth Driven by Increase in Copyrights, Ingestion Rates, and ISP Participation

Santa Monica, Calif. – May 13, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), today announced financial results for the first quarter of 2014 ended March 31, 2014.

Financial Highlights:

●	284% increase in revenues to $188,933 for the first quarter ended March 14, 2014, from $49,256 for the same period in 2013 due to growth in copyrights, ingestion rates, and increase in settlements from cases closed;

●	21.6% sequential increase in revenues from $155,381 in the fourth quarter of 2013;

●	Cash on hand increased 633% to $264,667 at March 31, 2014 from $36,331 at December 31, 2013;

●	$783,488 of equity capital received during the three months ended March 31, 2014, which led to a boost in ingestion rates of active copyrights into the Company’s monetization system by 400%; and

●	As of March 31, 2014, the Company is still set to receive a balance of $750,000 under the $2.0 million financing commitment obtained through its going public transaction.

Operational Highlights:

●	Authorized copyright catalog increased to over 1.5 million, including many award-winning films, best-selling authors and over 13 tracks on the Billboard Hot 100;

●	Participation from Internet Service Providers (ISP) increased- Rightscorp recently announced it has received payments from over 70 ISPs, a 40% increase from year end 2013;

●	Company reports a boost in ingestion rates by 400% as a result of equity investment which directly impacts the Company’s growth potential;

●	Reports more than 60,000 cases of copyright infringement closed as of March 31, 2014; and

●	Expands its footprint globally into Canada with the engagement of Canadian Law Firm and files patents to operate in Europe, China, Israel, Japan, Brazil, and India.

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Rightscorp CEO Christopher Sabec commented, “Our first quarter results represent a solid growth trend for Rightscorp. We continue to gather momentum on many fronts including the growth of our copyrights under representation, the ingestion of our authorized copyright catalog, and expansion in the number of ISPs that help monetize our business through settlements. We continue to make material upgrades to our technology and processes, which accelerate our ingestion rate and increase the base of participating ISPs.”

Mr. Sabec continued, “As we look out over the next year, we expect to maintain our strong sequential quarterly growth. We now have more than 1.5 million authorized copyrights in our catalog. Each day we are ingesting content at an accelerating rate. At last count, we had run roughly 80,000 copyrights through our ingestion process; this leaves room for significant growth through the ingestion of this already approved copyright catalog. Existing clients, who have tested our service with a limited number of copyrights, are following-up by authorizing us to monetize much larger portfolios. We are currently in discussions with entities that own millions of additional copyrights, spanning various industries, including film, music, print, video games and software, in the U.S. and abroad.”

First Quarter 2014 Financial Summary

For the first quarter of 2014 ended March 31, 2014, the Company generated total revenues of $188,933, up 284% from $49,256 in the same period in 2013. Sequentially, revenues rose 22% from $155,381 in the fourth quarter of 2013. The growth in revenues were driven by an increase in the number of copyrights under contract, an increase in active copyrights uploaded into Rightscorp’s automated system and by the growing number of ISPs participating in the Company’s service creating a multiplier effect.

For the first quarter of 2014, operating expenses totaled $829,389, compared to $318,954 for prior-year quarter. The increase in fees was due to increased fees paid to copyright holders in the period. General and administrative expenses were $692,015 for the quarter ended March 31, 2014 compared to $272,282 for the year-ago quarter, due to increased wages, professional and investment banking fees, and travel and other expenses related to securing financing.

Sales and marketing costs increased to $31,308 for the first quarter of 2014, from $14,635 for the first quarter of 2013, due to an increased presence at industry conferences to meet potential clients. Depreciation and amortization expenses were $11,599 during quarter ended March 31, 2014, an increase of $4,190 compared to $7,409 in the year-ago quarter.

At March 31, 2014, the Company had cash and cash equivalents totaling $264,667, up from $36,331 at December 31, 2013.

Conference call information:

Date: Tuesday, May 13, 2014

Time: 4:15 P.M. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-9129

Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6753

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Participating on the call will be Rightscorp Chief Executive Officer Christopher Sabec and Chief Operating Officer Robert Steele, who will discuss operational and financial highlights for the first quarter of 2014.

To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on Rightscorp’s website at: http://rightscorp.equisolvewebcast.com/q1-2014.

A replay will be available for 14 days starting on May 13, 2014 at approximately 8:00 P.M. (ET). To access the replay, please dial 1-877-660-6853 in the U.S. and 1-201-612-7415 for international callers. The conference ID# is 418309.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

[Financial Tables to Follow]

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Rightscorp, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013
Revenue	$188,933	$49,256

Operating expenses:
Copyright holder fees	94,467	24,628
General and administrative	692,015	272,282
Sales and marketing	31,308	14,635
Depreciation and amortization	11,599	7,409
Total operating expenses	829,389	318,954

Loss from operations	(640,456)	(269,698)

Other income (expenses):
Interest expense	(10,586)	(52,349)
Total non-operating expenses	(10,586)	(52,349)

Loss from operations before income taxes	(651,042)	(322,047)

Provision for income taxes	-	-

Net loss	$(651,042)	$(322,047)

Net loss per share – basic and diluted	$(0.01)	$(0.01)

Weighted average common shares – basic and diluted	69,071,926	28,014,392

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Rightscorp, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Assets
Cash	$264,667	$36,331
Prepaid expenses	41,947	19,639
Other current asset	-	-
Total Current Assets	306,614	55,970
Other Assets
Fixed assets, net	65,425	56,453
Intangible assets, net	29,575	33,800
Total Assets	$401,614	$146,223

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued liabilities	$974,545	$928,304
Convertible notes payable, net of discount of $5,504 and $10,891	204,496	202,609
Total Current Liabilities	1,179,041	1,130,913
Total Liabilities	1,179,041	1,130,913

Stockholders’ Deficit:
Preferred stock, $.001 par value; 10,000,000 shares authorized; null shares issued and outstanding	-	-
Common stock, $.001 par value; 250,000,000 shares authorized; 69,804,729 and 68,797,102 shares issued and outstanding, respectively	69,805	68,797
Common stock to be issued	851,000	380,000
Additional paid in capital	3,193,482	2,807,185
Accumulated deficit	(4,891,714)	(4,240,672)
Total stockholders’ deficit	(777,427)	(984,690)
Total Liabilities and Stockholders’ Deficit	$401,614	$146,223

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